Exhibit 10.5

**THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND
THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.**

END-TO-END LOGISTICS SERVICE AGREEMENT

This Agreement is signed by the following parties:

1.Hangzhou Cainiao Supply Chain Management Co., LTD., a company established under the laws of the People’s Republic of China and located at Room V424, No. 501 Fengxin Road, Yuhang Street, Yuhang District, Hangzhou City, Zhejiang Province, China (hereinafter referred to as “Party A” or “Cainiao”), and

2. Joint Cross Border Logistics Company Limited, a company with a registered address located at Room B1, 5th Floor, Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, KL,Hong Kong China (hereinafter referred to as “Party B” or “logistics provider” or “CP”) under the laws of Hong Kong, China;

In this Agreement, Party A and Party B are referred to solely as “one party” and collectively as “both parties”.

Whereas:

1. The Parties shall cooperate with Party A in purchasing international logistics services from Party B. Specifically, merchants shall purchase supply chain management service solutions from Party A, and Party A shall place specific service orders with service providers involved in the supply chain management service solutions;

2. Party B and its partners shall have relevant certificates and qualifications required by the laws of China and/or the countries and regions where the services are located, and shall provide merchants with international logistics services for warehousing, delivery, trunk transportation, customs clearance and distribution (hereinafter referred to as “full process logistics services”) and other relevant value-added services;

3. Party A intends to purchase full-process logistics services from Party B.

In accordance with relevant laws and regulations, Party A and Party B hereby enter into this Agreement on matters related to Party B’s provision of whole-process logistics services through friendly negotiation.

Ⅰ.Definitions

1. Package Construction: It means that Party B allocates the merchant’s packages according to the direction of delivery according to the delivery address information indicated in the merchant’s parcel waybill, and packages the packages with the same direction in combination to facilitate transportation. The combination package established is referred to as “package construction”.

2. Promotion: refers to the New Year Goods Festival, the store is open during the Spring Festival holiday, March 8th, June 18th, August 8th, September 9th, October 10th, November 11th , December 12th and other promotional activities, subject to Party A’s confirmation.

3. Sales packaging: the original packaging of the manufacturer, excluding the secondary packaging of merchants or rookies.

Ⅱ. Cooperation content

The cooperation hereunder is that Party B shall strictly abide by the terms and conditions agreed herein to provide Party A with the agreed whole-process logistics services and other value-added services, and shall charge Party A the service fees according to the fee standard and payment method agreed with Party A.

Ⅲ. Rights and Obligations under the Contract

1. Rights and Obligations of Party A:

1) If Party B fails to ensure the stable operation of Cainiao system according to the standards or fails to timely handle problems, or fails to arrange resource development and upgrade of Party B’s own system according to Party A’s business development needs, which affects the normal operation of the business, Party A shall have the right to charge Party B a penalty of             yuan per time and Party A shall have the right to directly deduct the aforesaid penalty from Party B’s logistics service fee.

2) Party A has the right to conduct regular assessment and real-time supervision of Party B’s whole-process logistics services and other value-added services. Based on the assessment and supervision results, if Party A considers that Party B fails to meet the service standards set forth in the relevant attachment, Party A shall have the right to handle the breach of contract according to the liability set forth in the attachment. If Party B still fails to improve the service within the time limit specified by Party A, Party A shall have the right to notify Party B to terminate this Agreement without taking any responsibility.

3) Party A shall have the right to request Party B to use the settlement system or system provided by Party A to conduct online settlement services.

4) Party A shall have the right to require Party B to prepare corresponding systems, business processes and personnel allocation in accordance with Party A’s business planning.

2. Rights and Obligations of Party B:

1) Party B undertakes to comply with the rules formulated and published by Party A and the service standards in the relevant attachments.

2) After providing the services agreed herein to Party A, Party B shall have the right to charge Party A the service fees according to the relevant provisions and provide Party A with legal and valid invoices.

3) Party B shall have the right to subcontract part of the logistics services hereunder to qualified logistics service providers (hereinafter referred to as “subcontractors”); If Party B subcontracts part of the services hereunder to other service providers, it shall ensure that such service providers have the corresponding qualifications or licenses as required by law and that the service processes and commitments are in conformity with the requirements of this Agreement. Party B shall be liable to Party A for any breach of contract or service defect of such service providers in accordance with provisions hereof.

4) The stability of Party B’s system shall reach          and the cumulative service interruption time caused by system reasons shall not exceed         hours in a year.

5) During normal system maintenance, Party B shall upgrade the system between 23:00 and 6:00 the next day. The improvement and optimization of the system interface shall not affect the stable operation of CAINIAO system. If the system needs to be maintained and the system interface is affected, Party A shall be notified by phone in time and a written report shall be submitted to Party A within      hours.

6) Party B’s system shall be able to support the stable operation of          hours. During working hours, Party B shall be able to respond to system failures within       hour and provide solutions within       hours.

7) Party B shall provide services during local working hours. If it needs to stop operation on statutory holidays or special holidays, Party B shall notify Party A one month in advance and shall stop operation only after receiving a written notice from Party A.

8) Party A shall have the right to inquire the status of the goods and Party B shall give active cooperation. Party B shall be responsible for replying to Party A’s enquiries about the delivery of the goods, time of delivery and other storage and transportation status, and shall give an accurate reply to Party A within        hours upon receipt of Party A’s notice of inquiry.

9) Party B shall not be liable for any physical or chemical changes caused by the goods during Party B’s service.

10) Party B shall properly keep the package data (including but not limited to package size, weight, etc.) for not less than          months, and Party A shall have the right to trace the data.

11) In the process of providing all customs-related services entrusted by Party A, if Party B encounters inquiries, verification, auditing, inspection, investigation, investigation and other circumstances of the Customs, Anti-Smuggling Bureau or other government departments, Party B shall immediately notify the corresponding Specialist-Customs Affairs of Party A and send an email to                                                                 . If Party B’s services are delayed due to the audit, inspection or other reasons of government departments, Party B shall actively coordinate and cooperate with Party A to speed up the audit progress. Any additional expenses incurred shall be borne by Party A and Party B shall provide due diligence evidence. If the above results are caused by Party B, the responsibilities and expenses shall be borne by Party B.

12) Party B hereby irrevocably confirms and undertakes that it shall fully comply with all applicable local and Chinese laws and regulations when performing the services hereunder (including but not limited to receipt and warehousing, operation in the warehouse, validity management, inventory counting, bag dropping test, sorting and delivery, delivery and delivery, etc.). To avoid any objection, both parties hereby confirm that during the process of receiving and warehousing the goods, Party B is obliged to confirm that it is qualified to receive the Goods and that the Goods have fully complied with the entry and warehousing requirements of local laws and regulations (including but not limited to the fact that the Goods are not contraband or restricted/contraband goods, and that the Goods have completed all necessary filing/declaration/customs clearance procedures, etc. If the commodity contains special ingredients, Party B shall go through the special receipt and warehousing procedures). For any commodity that is unqualified or does not meet the requirements for receiving and warehousing, Party B shall reject it and contact Party A or the merchant within       working day to confirm the subsequent handling matters. Once any commodity is received and placed in the warehouse by Party B, it shall be deemed that the commodity has fully complied with all the requirements of local laws and regulations on commodity entry and receiving and warehousing. If the receipt and warehousing process of any package/commodity is defective due to Party B’s laziness in performing inspection obligations, and Party A or merchants are caused any losses, Party B shall be fully liable for compensation.

13) In the overseas export declaration, if Party B uses itself or a third party entrusted by Party B as the export declaration, Party B shall confirm that it or the third party entrusted by it has all the qualifications in compliance with applicable laws, including but not limited to the Hong Kong drug wholesaler license, insecticide license, import and export license, etc.

14) Overseas management and assistance services: Party B shall actively cooperate with other matters that may require the assistance of Party B, such as the regulatory policy requirements of the warehouse location.

Ⅳ. Service commitment of Party B

(I) Qualification and License

In providing the services hereunder, Party B shall, as required by Party A, submit the business license certificate and other qualification certificates required for the logistics services mentioned in the attachment and the use certificate of facilities and equipment required for the logistics services provided.

(II) Service resources of Party B

Party B shall be equipped with sufficient personnel and equipment to process orders for the international logistics services undertaken by Party B.

1. Personnel allocation

Party B shall designate the following person in charge of connection, who can be contacted within             hours. If the connection person needs to be changed during the cooperation period, Party B shall notify Party A                        working days in advance.

Position	Head of docking
General coordinator of cooperative projects
Customer service interface person
IT system technical interface person
Daily operations interface person
Marketing management, promotion interface person
Billing interface person

Party B shall provide a dedicated customer service team, and the customer service will be online from                              Beijing time every day. Party B shall appoint the call center and special personnel to accept the consultation of customers, including but not limited to system failure, abnormal tracking information, complaints and compensation.

Party B warrants that it has obtained its own informed consent for disclosing the personal information of the responsible person, contact person and other natural persons to Party A.

2. Equipment and other resource allocation

Party B shall have sufficient computing capacity and stable hardware and software systems to ensure the stability of IT system interfaces.

Party B shall have places necessary for international logistics services located in the country or region where the services are located, and Party B shall have the legal right to use such places throughout the term of this Agreement.

(III) Service capability

1. Party B unconditionally and irrevocably endorses and accepts the General Principles of Certification Standards for Tmall International Logistics Service Providers (hereinafter referred to as the “Principles”) published on Tmall International Rules Center, and promises that it has met and will continue to meet the access standards set forth in the Principles, and agrees to accept the supervision of Tmall International and its principal from time to time.

2. Party B unconditionally and irrevocably agrees and undertakes that it will comply with the management rules (if any) issued by Tmall International and its principal from time to time in the subsequent bidding/procurement process (if any).

3. Party B hereby unconditionally and irrevocably undertakes that if it fails to comply with any provisions in these Principles (including but not limited to access standards, etc.), the non-breaching Party has the right to terminate this Agreement at any time as the case may be.

V. Fees and Payment

(Ⅰ) Service fees

1.1 Both parties agree to calculate the logistics service fee as stipulated in the Service Item Quotation Table attached hereto. Party B shall promptly provide the service status to Party A upon the completion of the specific order services, and shall provide the billing parameters, value-added charges and supporting documents of value-added charges to Party A within      days after the service status reaches the time at which the order ends as stipulated in the attached Service Item Quotation Table. If the service status fails to be returned within the time limit, Party A shall consider Party B to have waived the service charges. Party B shall no longer settle such order charges.

1.2 Both parties agree to settle and pay at the effective price corresponding to the creation time of the logistics order, and after Party A’s system status reaches the billing node specified in the attached Service Item Quotation Table, the logistics service fee of the order will be included in the bill, and the monthly bill collection time shall be based on the billing node.

1.3 Party B shall only charge Party A fees and standard fees as set forth in the Attached Service Item Quotation Table, and shall not charge any fees directly from merchants without written consent of Party A. If Party A finds out or merchants complain about Party B, Party B shall return the fees already charged to merchants and bear liquidated damages equal to        times the fees charged. At the same time, Party A shall have the right to immediately terminate this Agreement and deduct such liquidated damages from the settlement fund.

(Ⅱ). Settlement method.

(1) Both parties agree to settle the logistics service fee in the form of monthly settlement. The fee shall be assigned to the month according to the time of the billing node, and Party B shall issue the bill and settlement according to the summary of the natural month.

(2) After all the fees payable by Party A in accordance with the attached Service Item Quotation Table are verified and correct as agreed herein, Party B shall issue legal and valid invoices according to the bills confirmed by both parties. The amount of invoices/invoices issued by Party B may be deducted from the compensation related to the services (if any). Party A shall pay within         working days upon receipt of the invoice and payment notice from Party B (the invoice is entered into the system and signed successfully). In case of Chinese holidays or non-rookie payment operation days, the payment time shall be delayed, and Party A shall not be liable for settlement delay caused by Party B’s reasons (including but not limited to timely provision of legal invoices).

Cainiao Payment Operation Day: “For payment from mainland China to mainland China, it shall be Monday, Wednesday and Friday of each week, and for payment from mainland China to places outside mainland China, it shall be Tuesday and Thursday of each week, and the Payment Operation Day shall be a working day other than the first working day and the last three working days of each month”. If the last day of the payment term is not a Cainiao payment operation day, it will be postponed to the next Cainiao payment operation day. If the last day of the payment period is not the Cainiao Payment operation day, it will be postponed to the next Cainiao payment operation day.

(Ⅲ). Information of Party B’s collection account:

Deposit Bank:

Beneficiary:

Beneficiary Address:

Beneficiary’s bank Account:

SWIFT CODE:

Country of collection bank:

Bank Code:

Branch Code:

(Ⅳ).If the logistics provider is registered outside mainland China and the country or region of its registration (the “place of registration of the logistics provider”) has a bilateral tax agreement or arrangement with the People’s Republic of China (the “Bilateral Tax Agreement”), the logistics provider shall, upon the request of Cainiao, provide the “Information Report Form on Non-Resident Taxpayers Enjoying the Treatment of Agreement” with the signature of the person who has the right to person’s signature on the “Information Report Form for Non-Resident Taxpayers Enjoying Treatment under the Agreement”, in order to assist Cainiao in applying to the tax bureau of Cainiao’s place of registration to enjoy the preferential filing of the Bilateral Tax Agreement. At the same time, the logistics provider shall also keep the current or previous year’s tax resident identification card or other legal and valid documents issued by the relevant tax authorities in the logistics provider’s registered place for verification by the Chinese tax authorities. In case of any of the following situations:

1) The logistics provider does not obtain the tax resident identity certificate of the current year or the previous year issued by the relevant tax authorities in the place where the logistics provider is registered or other legal and valid documents; or

2) The logistics provider shall, as required by the tax bureau of Cainiao’s place of registration, provide the tax resident identification certificate or other legal and valid documents of the logistics provider’s place of registration, but it fails to provide the above documents within the time limit required by the tax bureau of the place of Cainiao’s place of registration and has not confirmed by email that the logistics provider will bear the relevant taxes arising from this Agreement and not exempted according to the bilateral tax agreement. Including but not limited to withholding income tax, value added tax and additional taxes; or

3) The subject of taxation is the tax category not covered by the above bilateral tax treaty or the specific tax category is only partially exempted or preferential conditions according to the bilateral tax treaty, and the logistics provider fails to confirm by email within the time limit required by Cainiao that the logistics provider will bear the relevant tax arising from this Agreement and the bilateral tax treaty cannot cover or does not enjoy the exemption or preferential conditions, Including but not limited to withholding income tax, value added tax and additional taxes; or

4) The country or region where the Logistics Provider is registered does not have any bilateral tax agreement with Mainland China, and the Logistics Provider fails to confirm by email within the period required by Cainiao that the Logistics Provider will bear the relevant taxes arising from this Agreement that it should pay in Mainland China, including but not limited to withholding income tax, value-added tax and additional taxes. Cainiao has the right to deduct the relevant taxes payable by the Logistics Provider in Mainland China, including but not limited to withholding income tax, value-added tax and additional taxes, from the service fees due to the Logistics Provider to be paid by Cainiao under this Agreement. If the relevant taxes payable in Mainland China, including but not limited to withholding income tax, value-added tax and additional taxes, are not deducted from the relevant service fees paid, the Logistics Provider shall be obliged to pay the relevant taxes.

5) Bank formalities and miscellaneous fees for collection and payment shall be borne by the respective parties of collection and payment.

(Ⅱ) Method of fee reconciliation

(1) Party B shall provide Party A with the electronic bill of the previous month in the format specified by Party A before the         day of each month (the value-added service fee shall be provided by the merchant’s written confirmation email), and both parties shall complete the reconciliation within       days after the bill is issued. If Party B delays in providing the bill, the completion time of Party A’s reconciliation shall be postponed. If Party B delays in providing the bills for more than         days, Party A shall regard Party B as waiving the bills for that month and shall not settle the accounts.

(2) If Party A has any doubt about the verification data of the expense bill provided by Party B, Party B shall provide relevant proof within         working days to assist Party A in resolving the doubt. If Party B fails to provide the relevant proof within       working days, the bill shall be subject to Party A’s judgment. If any loss is caused to Party B, it shall be borne by Party B itself.

(3) Since the settlement data of Party A is returned by Party B’s system and Party A pays the service fee to Party B, it does not mean that Party A has no objection to the bill already paid. If Party A raises any objection, Party B shall provide relevant evidence and cooperate with Party A to remove the objection. Otherwise, Party B shall bear all the losses caused to Party A and authorize Party A to deduct the same amount from the amount payable.

(Ⅲ) A copy of the bill

Party A’s payment of the international logistics service fee to Party B does not mean that Party A recognizes that the goods have been signed by the consignee. If the merchant raises objections to Party A, Party B shall submit relevant evidence to prove that the consignee has signed for the goods, otherwise, Party B shall bear all the compensation liabilities of Party A to the merchant.

(IV) Suspension of payment

During the settlement period, if Party A considers that Party B has a major compensation event or a serious breach of contract as agreed herein, Party A shall have the right to suspend the payment due to Party B. If the amount payable by Party A to Party B is insufficient to make up for Party A’s loss, Party A shall have the right to request Party B to pay the corresponding amount immediately.

The “material payment event” referred to in this Article includes, but is not limited to:

1. The amount of orders that are expected to affect more than         orders or        of the amount of orders that Party A sends to Party B to be processed in a single day (the smaller value is chosen);

2. Party B is unable to completely resolve the incident within      hours from the date of occurrence;

3.Other events that cause or may cause significant negative impact on the brand and merchant experience of Party A or the e-commerce trading platform.

(Ⅴ) Complaints and compensation

In accordance with this Agreement and the attachments, if Party A determines that Party B should bear the corresponding compensation obligation, Party A shall provide the compensation bill to Party B in the latest settlement period after such judgment, and shall have the right to deduct Party B’s compensation directly from the payment result determined by Party A in such settlement period. If the payment in this settlement cycle is insufficient to pay the amount of compensation to be deducted from Party B, Party A shall have the right to deduct the amount from the payment in other settlement cycles until the deduction is successful.

(VI) KPI assessment

Party A shall have the right to provide monthly KPI reports according to the KPI assessment indicators stipulated in the Appendix hereto and the assessment amount confirmed in accordance with the Agreement. If Party B has any objection to the KPI report, Party B shall provide the corresponding certification materials. If Party B fails to provide the relevant certification materials, the reported data shall be subject to the output data of the CAINIAO system, and Party A shall pay or deduct the assessment amount of Party B in the latest monthly bill payable to Party B.

Party B may lodge a complaint within        days after the completion of the assessment of a single order, whether it is established or not shall be subject to Party A’s confirmation; If Party B fails to make a complaint within        days or Party A rejects the complaint, Party A shall have the right to directly deduct the relevant amount from the bill.

The specific KPI assessment standards and assessment mechanism shall be subject to the agreed contents in the relevant attachments.

In order to avoid objections and considering that KPI assessment may be delayed due to system implementation and other reasons, both parties agree that even if this Agreement expires and terminates or this Agreement is terminated in advance for any reason, Party A still has the right to collect Party B’s KPIs in accordance with the KPI assessment terms agreed herein and conduct assessment on Party B.

In view of the fact that Party A may require Party B to fill in abnormal information and other information for the purpose of KPI assessment, Party B hereby guarantees the authenticity and accuracy of all content filled in for the purpose of KPI assessment. If Party A confirms that Party B fails to comply with the aforementioned warranty and Party B violates it for the first time, Party B shall pay RMB           to Party A as liquidated damages; If Party B violates the warranty for the second time, Party B shall pay Party A RMB          as liquidated damages; If Party B violates the contract for the third time, Party B shall pay Party A RMB            as liquidated damages in increments. In addition to the liquidated damages, Party A shall have the right to reduce Party B’s business volume or even unilaterally terminate this Agreement immediately after Party B breaches this agreement for the first time according to the circumstances. In case of any loss caused to any third party, Party A or merchants, Party B shall be liable for compensation separately in addition to the liquidated damages.

(VII) Tax payment, guarantee letter and deposit

1. If a third party designated by Party A, Party B, or a third party designated by Party B is entrusted by Party A as the tax collection and payment agent, Party B agrees to collect the relevant payment documents on behalf of Party A and makes the following promises and warranties:

(1) Party B shall promptly collect the original payment documents on behalf of Party A, and notify Party A of the confirmed receipt of the payment documents by email on the day of receipt of the payment documents, and the scanned copy of the complete payment documents shall be attached. Party B shall, within one working day, provide Party A with the detailed list of all orders corresponding to the business operated by Party B as agent of the payment document. Party B shall complete the tax payment in accordance with the time required in the payment document and send the scanned copy of the tax payment document stamped by the bank to Party A on the same day to prove that the tax payment has been completed. In addition, Party B shall assist Party A to complete the letter of guarantee and restore the amount of deposit in time to ensure that Party A’s amount of guarantee in the customs will not be affected by Party B’s delay in operation.

(2) Use the funds paid by Party A to Party B for tax payment in strict accordance with the purposes agreed herein. Party B shall compensate Party A for any loss (including but not limited to late payment fee) caused by the delay of tax payment due to Party B.

(3) Party B warrants that the amount of tax paid shall be consistent with the amount stated in the tax payment notice. In case of any discrepancy, Party B shall compensate Party A for all losses (including but not limited to late payment fee) caused by it.

(4) Without written consent of Party A, Party B shall not delegate the tax payment obligation hereunder.

(5) If Party B arbitrarily appropriates the tax paid by Party A for other purposes or fails to perform in accordance with provisions hereof, Party A shall have the right to terminate the Agreement signed with Party B and claim Party B to compensate Party A for all losses suffered thereby.

(6) If Party B fails to timely handle the cancellation of an order upon receipt of Party A’s order cancellation order due to reasons attributable to Party B, Party A shall have the right to directly deduct the corresponding tax from other service fees payable by Party A to Party B.

2. Letter of Guarantee

If Party A provides a letter of guarantee for the performance of this Agreement for the import taxes paid by Party B, the third party designated by Party B and the third party designated by Party A during the validity of this Agreement, Party B makes the following promises and warranties:

(1) Party B undertakes that the scope of use of the letter of guarantee provided by Party A is limited to the import tax guarantee for the orders under this Agreement as entrusted by Party A. Without the prior written consent of Party A, Party B shall under no circumstances use the Letter of Guarantee beyond the above scope, nor shall it change or expand the business scope covered by the letter of Guarantee in any way.

(2) When Party A entrustsParty B to provide duty payment services on behalf of Party A, Party B shall strictly abide by the cooperation obligation stipulated in the original agreement. If it finds any matter that may affect the effectiveness of Party A’s Letter of guarantee and may cause losses to Party A, Party B shall notify Party A in writing within         hours upon becoming aware of it and assist Party A to resolve the matter.

(3) Party B undertakes to check the guarantee balance of the guarantee letter in time to ensure that the effective remaining amount of the guarantee letter can meet the tax requirements of the order and avoid business shutdown.

If Party B violates the above commitments or improperly uses the guarantee letter to cause any economic losses to Party A, Party B agrees that Party A shall take such measures as but not limited to early termination of this Agreement and the bank guarantee letter, suspension of payment of service fees hereunder and deducting service fees hereunder to compensate Party A for economic losses, etc., to deal with losses caused by Party B’s breach of commitments.

If the subject receiving the letter of guarantee is a third party designated by Party B, Party B and the third party shall jointly issue a statement of the situation to Party A in accordance with the format of Appendix I of the attachment “Specific Service Items and Service Standards - BC-Customs Clearance”.

3. Tax deposit

(1) Party B shall timely monitor and manage the amount of deposit to ensure that Party A’s business will not suffer any impact due to insufficient deposit.

(2) If the monthly tax payment bill of Party B, the third party designated by Party B, or the third party designated by Party A is higher than RMB              , Party B may apply for a tax deposit from Party A to pay the tax required by the Customs. After receiving the deposit, Party B shall issue a monthly bill for the use of the deposit to Party A, listing the record of deposit payment, corresponding orders and other information required by Party A. Party A shall have the right to check accounts with Party B in accordance with the relevant provisions of Article 5 hereof, and Party B shall guarantee that the deposit is only used to pay the customs tax required for the fulfillment of the orders delivered by Party A. Upon completion of the cooperation between the parties and/or upon request of Party A, Party B shall return the deposit to Party A in the manner and within the time limit required by Party A. In the process of receiving, using or returning the deposit, if the deposit is reduced, abnormal, lost or violates the principle of special fund for any reason other than Party A, Party B shall bear all the responsibilities, including but not limited to making up the deposit and compensating Party A for all losses suffered thereby. And Party A shall have the right to deduct the aforesaid amount of deposit and losses from the amount payable to Party B. In addition, Party A has the right to immediately terminate this Agreement.

4. Party B shall not ask the merchant to pay the tax deposit without Party A’s consent, otherwise Party A has the right to ask Party B to bear the liability for breach of contract in accordance with Article 2.5 (2) of the attached Standard Terms of Cainiao Suppliers.

Ⅵ. Liability for breach of Contract and termination of the Agreement

1. Party B shall solve any problem caused by the untrue, inaccurate, incomplete or untimely logistics information provided by Party B (including but not limited to billing parameters, service status, value-added fees, etc.). Party B shall indemnify Party A for any loss caused thereby, and Party A shall have the right to require Party B to bear the penalty for breach of contract (specifically, For OTC transaction orders, the penalty for each order shall be RMB         ; For non-OTC trading orders and value-added service orders, the penalty for each order shall be RMB            ), and shall be entitled to be deducted from the amount payable to Party B. If Party B knowingly provides false information to Party A, Party A shall have the right to terminate the contract and claim compensation from Party B.

2. Should Party B fail to timely, fully and properly perform any obligations hereunder, it shall be liable to Party A for all losses caused thereby to Party A and the merchants, including but not limited to compensation, attorney’s fees, etc. In such case, Party A shall have the right to immediately terminate this Agreement.

3. Under any of the following circumstances, the other Party shall have the right to immediately and unilaterally terminate this Agreement in advance by giving a written notice:

(1) If Party B is unable to perform this Agreement as agreed herein due to any breach or early termination of the Agreement between Party B and the subcontractor, Party B shall promptly notify Cainiao after such breach occurs, and Cainiao shall decide whether to terminate the cooperation in advance. However, Party B shall still be liable for compensation for such breach in accordance with this Agreement;

(2) Party B commits any other material breach and fails to correct it within a reasonable period of time as notified in writing by Cainiao;

(3) Party B commits other acts detrimental to Cainiao or users and fails to correct them within the period specified by Cainiao’s notice;

(4) Either Party enters into any voluntary bankruptcy, bankruptcy, receivership, liquidation or debt restructuring proceedings or similar proceedings;

(5) a party lawfully enters into any involuntary bankruptcy, bankruptcy, receivership, liquidation or debt reorganization proceeding or similar proceeding, and fails to rescind the proceeding within         days of the filing of the proceeding petition with the court;

(6) Other circumstances as provided for in this Agreement.

4. Cainiao may terminate this Agreement at any time by giving a written notice to Party B         days in advance.

5. After the termination of this Agreement, the following matters shall be handled:

(1) Party B shall cooperate with Cainiao to complete the relevant handover work; Including the handover of system data, completion of delivery of goods currently stored in Party B, in-warehouse inventory taking and handover, etc. Party B shall provide Cainiao with the data, information and other materials related to Cainiao or the performance of this Agreement in Party B’s system as required by Cainiao, and ensure that the relevant data is completely deleted from Party B’s server. In case of information leakage, Cainiao reserves the right to claim against Party B;

(2) Party B agrees that Cainiao will close the system interface and stop providing orders and delivering packages to Party B;

(3) Unless otherwise agreed, if this Agreement is terminated or rescinded (regardless of the reason for termination/rescission), Party B still has relevant entrustment that has not been completed, Party B shall continue to perform relevant obligations in accordance with this Agreement, business practices and the principle of good faith. If Party B shall continue to deliver and handle the packages received before termination hereof as required herein, Cainiao shall have the right to claim compensation from Party B in accordance with provisions hereof in case of delay, loss, damage, rejection and other anomalies.

(4) Party B shall cooperate with Cainiao in charge reconciliation. For the unsettled expenses to Party B, Cainiao shall pay to Party B in accordance with the agreed payment process and cycle after deducting liquidated damages and compensation expenses, settling accounts and receiving legal and valid invoices.

6. Party B shall not have the right to unilaterally terminate this Agreement before its expiration. However, if Party B is indeed unable to continue to provide the services hereunder due to objective reasons, Party B shall notify Party A of the termination time in writing and obtain Party A’s prior written consent at least           months in advance (starting from Party A’s reply and confirmation). If Party B fails to notify Party A in advance or within           months in advance, Party B shall pay Party A a liquidated damages of RMB         . If the said liquidated damages are not enough to make up for the losses suffered by Party A thereby, Party B shall also compensate Party A for all the losses suffered thereby.

7. If this Agreement is terminated in advance due to reasons attributable to Party B, Party B shall compensate Party A for the losses suffered thereby.

8. No matter the Agreement is terminated for any reason, Party B shall cooperate with Party A in fee reconciliation and return the remaining deposit to the account designated by Party A within      working days upon completion of the reconciliation between the parties. After termination of this Agreement, Party B shall retain the balance sheet for at least           year.

Ⅶ Insurance

1. Party B shall purchase all property risks for all the goods and equipment in the warehouse by itself, and the insurance against all property risks shall also meet the following requirements: The insured amount shall not be lower than the peak value of the equipment and goods in the warehouse. If the total value of the goods in the warehouse exceeds the insured amount stipulated in the insurance contract, Party B shall timely adjust the insured amount; The insurance coverage shall include but not be limited to natural disasters (lightning, hurricane, typhoon, tornado, storm, rainstorm, flood, flood, freezing disaster, hail, ground collapse, earthquake, tsunami, landslide, avalanche, volcanic eruption, ground subsidence and other natural phenomena with strong and destructive force irresistible to human forces), accidents (fire, explosion, falling of flying objects, etc.) and malicious damage Theft, strike, riot, civil unrest and other accidents and force majeure resulting in loss of or damage to the goods; Party A shall be the co-insured.

2. The aforesaid insurance shall be completed at the latest within        days after the Contract takes effect and the warehouse is officially put into use, and Party B shall submit the valid insurance certificate to Party A for review and confirmation within the aforesaid time limit. If Party B fails to complete the insurance as scheduled or fails to meet Party A’s requirements, Party A shall have the right to rescind the Contract.

Ⅷ. Other Terms

1. This Agreement shall come into force upon execution by both parties and shall be effective from April 1, 2024 to March 31, 2025. This Agreement shall be extended by mutual written agreement of both parties. For the purpose of this Agreement, the “seal” mentioned in this Article also includes the affixing of an electronic seal by both parties to this Agreement in a form consistent with the Electronic Signature Law of the People’s Republic of China and other laws and regulations. If both parties sign the Agreement electronically through Cainiao system, the date of signing shall be based on the printing time of the electronic seal.

2. Effective notice

1) The forms of effective notice under this Agreement include but are not limited to E-mail, fax, nail, express, personal delivery, Cainiao system announcement or notice.

2) Each party shall send a written notice to the other party at the following address. If either party changes its address, E-mail address, recipient and other information, it shall notify the other party by E-mail within               natural days from the date of such change. Otherwise, the relevant liability shall be borne by the changing party.

Party A’s address:

To:

Zip Code:

Email Address:

Dingnail:

Party B’s address:

Addressee:

Zip Code:

Email Address:

Dingnail:

2) Notice will be deemed served within the following time limits: Email: the date of successful delivery; Registered mail, express: the date on which the logistics details show that it has been signed for or the earlier day of the         working day after sending; CAINIAO system platform announcement, notice within the station:      day after the notice is issued.

3. The Agreement regarding confidentiality, intellectual property rights, applicable laws, dispute resolution, etc., shall be subject to the attached “CainiAO Supplier Standard Terms”.

4. Where time-limited assessment or requirements are involved in this Agreement and the attachments, weekends and holidays in the place where the services are performed are generally not included, except for special requirements.

5. This Agreement is made in quadruplicate, with each party holding two copies with equal legal effect.

6. This Agreement includes the body of the Agreement, attachments and supplementary agreements, orders and all kinds of rules issued by Party A to the partners for the cooperation project or may be issued in the future. All attachments and rules, whether signed as attachments to this Agreement together with the main text or sent by Party A to Party B’s email, shall form an integral part of this Agreement and have the same legal effect as the body of this Agreement. Party B undertakes to accept and abide by the provisions of all relevant rules. Party A shall have the right to formulate and modify all kinds of rules as required, and all kinds of rules shall take effect on the date when Party A notifies Party B by official email or publishes such rules on the website designated by Party A after formulation or modification. In case the SOP and other procedural documents separately confirmed and implemented by both parties are inconsistent with provisions hereof, the provisions formulated (or signed) later shall prevail.

7. Party A shall strictly abide by the cooperation principles of voluntariness, equality, fairness and good faith, and fully respect the partner’s right of independent operation. If Party B finds any misconduct of Party A’s employees in violation of the above-mentioned cooperation principles, it may report the problem to Party A’s supervision email address                                , and Party A will investigate and handle the matter in accordance with the principle of confidentiality and objectivity.

Ⅸ. Attachments

Attachment: Quotation sheet of the whole logistics service project

Attachment: Specific service items and service standards -GFC

Attachment: Specific service items and service standards -B2B warehousing services

Annex: Cainiao Supplier Standard Terms

Attachment: Whole logistics supplier management mechanism

Attachment: Data processing protocol

Attachment: Anti-Bribery anti-corruption Compliance Agreement

Attachment: Report Form for non-resident enterprises to enjoy contractual treatment

Attachment: Reverse service items and service standards-Direct Mail Return Service

Other attachments: SOP list (see email docking)

Note: The SOP set out in this attachment will be sent to Party B by email and will take effect upon its spontaneous delivery. The attachments after taking effect shall be an integral part of the Whole Process Logistics Service Agreement and have the same legal effect as the main text and attachments of the Agreement. Party A reserves the right to update sop by email at any time.

Hangzhou Cainiao Supply Chain Management Co. LTD

Date: Year Month Date

(Signature and seal of Party A)

Joint Cross Border Logistics Company Limited

Date: Year Month date

(Signature and seal of Party B)

Signature of the undersigned:

Position of signatory: